SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  December 21, 2006

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

57-1173164 (RFS Holding, L.L.C.)
20-0268039 (GE Capital Credit Card Card
333-107495, 333-107495-02, 333-130030	Master Note Trust)
(Commission File Numbers)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Building B, 3rd Floor, Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2006, GE Money Bank (the “Bank”) and RFS Holding, L.L.C. (“RFS”) entered into the Third Amendment to Receivables Sale Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Bank and RFS amended certain provisions of the Receivables Sale Agreement, dated as of June 27, 2003, between the Bank and RFS.

On December 21, 2006, RFS and GE Capital Credit Card Master Note Trust (the “Note Trust”) entered into the Fifth Amendment to Transfer Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which the Trust and RFS amended certain provisions of the Transfer Agreement, dated as of September 25, 2003, between RFS and the Trust.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable
(b)  Not applicable
(c)  Not applicable
(d)  Exhibits.

Exhibit No.	Document Description

4.1	Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, between GE Money Bank and RFS Holding, L.L.C.

4.2	Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RFS Holding, L.L.C., as depositor

Dated: December 21, 2006	By:	/s/ Russell Walsh
Name: Russell Walsh
Title: Vice President

INDEX TO EXHIBITS

Exhibit
No.	Document Description

4.1	Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, between GE Money Bank and RFS Holding, L.L.C.

4.2	Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, between RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust